Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

SANTANDER CONSUMER USA HOLDINGS INC.

Effective May 20, 2015

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Santander Consumer USA Holdings Inc. (the “Corporation”) shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, State of Delaware 19808.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2.1 Place of Meetings. The Board of Directors or the Chairman of the Board, as the case may be, may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 2.2 Annual Meeting. An annual meeting of stockholders for the purpose of electing directors and transacting such other proper business as may come before the meeting shall be held on such date, at such time and at such place as may be fixed by resolution of the Board of Directors.

Section 2.3 Special Meetings. Except as otherwise required by law or the Amended and Restated Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or an officer at the request of a majority of the members of the Board of Directors pursuant to a resolution approved by the Board of the Directors, and special meetings may not be called by any other person or persons; provided, however, that until such time as Sponsor Auto Finance Holdings Series LP, DDFS LLC and Santander Holdings USA, Inc. and their Affiliates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) no longer beneficially own (as such term is defined in Rule 16a-1(a)(2) under the Exchange Act), in the aggregate, more than fifty percent (50%) of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), special meetings of the stockholders of the Corporation may also be called at the request of holders of fifty percent (50%) or more of the outstanding Voting Stock.

Section 2.4 Notice of Meetings. Written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”) (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by law. Prior to the occurrence of an Investor Group Termination (as defined in the Shareholders Agreement (as defined below)), if, at any meeting, action is proposed to be taken with respect to the election or reelection of directors, notice of the meeting shall include the identity of each person nominated for election or reelection as a director in accordance with Sections 4.1(a) and 4.1(c) of the Shareholders Agreement by and among the Corporation and certain stockholders of the Corporation, dated as of January 28, 2014, as amended from time to time (the “Shareholders Agreement”) and any other person nominated for election or reelection as a director in accordance with Section 2.8 of these Bylaws. From and after the occurrence of an Investor Group Termination, if, at any meeting, action is proposed to be taken with respect to the election or reelection of directors, notice of the meeting shall include the identity of each person nominated for election or reelection as a director in accordance with Sections 4.1(b), 4.1(d) and 4.4(a) of the Shareholders Agreement and any other person nominated for election or reelection as a director in accordance with Section 2.8 of these Bylaws. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.7 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum; Adjournment. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business; provided, however, that the holders of a majority of the Voting Stock, represented in person or by proxy, including the holders of at least a majority of the Voting Stock held by each of Santander Holdings USA, Inc., Sponsor Auto Finance Holdings Series LP and DDFS LLC, represented in person or by proxy, shall constitute a quorum for purposes of voting on a matter in the event that approval is required as a Shareholder Reserved Matter (as defined in the Shareholders Agreement). The Chairman of the meeting, the Chief Executive Officer or the President may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Voting; Proxies.

(A) Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(B) At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by his or her duly authorized attorney in fact.

Section 2.7 Order of Business.

(A) Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the special meeting by a stockholder of the Corporation in accordance with these Bylaws. For proposals of business to be properly requested by a stockholder to be brought before a special meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (ii) be entitled to vote at such special meeting and (iii) comply with the procedures set forth in these Bylaws as to such business.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The preceding two sentences shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C) General. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the Chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 2.8 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Subject to Section 2.8(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(A) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action; provided, however, that any nominations brought before an annual meeting by Santander Holdings USA, Inc., by Sponsor Auto Finance Holdings Series LP and DDFS LLC, collectively (the “Investor Group”) or by Sponsor Auto Finance Holdings Series

LP, in each case in accordance with Section 4.1(a), 4.1(b), 4.1(c) or 4.1(d) of the Shareholders Agreement, shall not be subject to any of the requirements of this Section 2.8 and Section 2.9 of these Bylaws and shall be deemed in compliance with the procedures set forth in these Bylaws as to such nominations; provided further that until such time as Sponsor Auto Finance Holdings Series LP, DDFS LLC and Santander Holdings USA, Inc. and their Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own (as such term is defined in Rule 16a-1(a)(2) under the Exchange Act), in the aggregate, more than fifty percent (50%) of the Voting Stock, any other business brought before an annual meeting by holders of 50% or more of the outstanding Voting Stock shall not be subject to any of the requirements of this Section 2.8 and Section 2.9 of these Bylaws and shall be deemed in compliance with the procedures set forth in these Bylaws as to such business.

(2) To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(3) Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(4) In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B) Special Meetings of Stockholders. Subject to Section 2.8(C)(4) of these Bylaws, for any business to be properly requested to be brought before a special meeting by a stockholder pursuant to Section 2.7(B) of these Bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action; provided, however, that until such time as Sponsor Auto Finance Holdings Series LP, DDFS LLC and Santander Holdings USA, Inc. and their Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own (as such term is defined in Rule 16a-1(a)(2) under the Exchange Act), in the aggregate, more than fifty percent (50%) of the Voting Stock, any other business brought before an annual meeting by holders of 50% or more of the outstanding Voting Stock shall not be subject to any of the requirements of this Section 2.8 and Section 2.9 of these Bylaws and shall be deemed in compliance with the procedures set forth in these Bylaws as to such business.

Subject to Section 2.8(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws), and timely updates and supplements thereof, in writing, to the Secretary; provided, however, that any nominations brought before a special meeting by Santander Holdings USA, Inc., by the Investor Group or by Sponsor Auto Finance Holdings Series LP, in each case in accordance with Sections 4.1(a), 4.1(b), 4.1(c) or 4.1(d) of the Shareholders Agreement shall not be subject to any of the requirements of this Section 2.8 and Section 2.9 of these Bylaws and shall be deemed in compliance with the procedures set forth in these Bylaws as to such nominations.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C) Disclosure Requirements.

(1) To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.8(A) or 2.8(B) of these Bylaws) to the Secretary must include the following, as applicable.

(a) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered pursuant to Section 2.7 of these Bylaws.

(4) Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.9 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.8 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Section 2.10 Procedure for Election of Directors; Required Vote; Chairman and Vice-Chairman. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws and subject to any approvals required by the Shareholders Agreement, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. The Board of Directors shall at all times have a Chairman of the Board and a Vice Chairman of the Board of Directors, each of whom will be directors and each of whom will be appointed by the Board of Directors from among the directors nominated for election to the Board of Directors. The Chairman of the Board of Directors shall, if present, preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to the Chairman by the Board of Directors. The Vice Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors at which the Chairman of the Board of Directors is not present and shall have such other powers and perform such other duties as may from time to time be assigned to the Vice Chairman by the Board of Directors.

Section 2.11 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.12 Action by Written Consent. The right of the stockholders to act by written consent in lieu of a meeting shall be as set forth in Article IX of the Amended and Restated Certificate of Incorporation.

Section 2.13 Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 2.12, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation.

Section 2.14 Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting pursuant to Section 2.12, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing, shall state the purpose or purposes of the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.15 Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(A) participate in a meeting of stockholders; and

(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.15.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers of Board. Except as otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation or the Shareholders Agreement, in each case as the same may be amended and supplemented, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Amended and Restated Certificate of Incorporation, by these Bylaws or by the Shareholders Agreement required to be exercised or done by the stockholders.

Section 3.2 Number of Directors; Tenure; Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the entire Board of Directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The number of directors constituting the Whole Board may be increased or decreased from time to time by amendment to these Bylaws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of stockholders except as otherwise provided in the Amended and Restated Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.3 Vacancies. Except for any vacancies or directorships that may be filled by Santander Holdings USA, Inc., the Investor Group or Sponsor Auto Finance Holdings Series LP pursuant to the Shareholders Agreement, (i) any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled only by election at an annual meeting or at a special meeting of stockholders called for that purpose, (ii) a director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected, and (iii) the Board of Directors shall not have authority to nominate, elect or appoint a director to fill any vacancy on the Board of Directors or any directorship to be filled by reason of any increase in the number of directors, which such authority shall be held and exercised solely by the stockholders of the Corporation; provided, however, that until such time as Sponsor Auto Finance Holdings Series LP, DDFS LLC and Santander Holdings USA, Inc. and their respective Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own (as such term is defined in Rule 16a-1(a)(2) under the Exchange Act), in the aggregate, more than fifty percent (50%) of the outstanding Voting Stock, any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may also be filled by a majority of the Whole Board, except for any vacancies or directorships that may be filled by Santander Holdings USA, Inc., the Investor Group or Sponsor Auto Finance Holdings Series LP pursuant to the Shareholders Agreement.

Section 3.4 Removal. Except for the removal of directors by Santander Holdings USA, Inc., the Investor Group or Sponsor Auto Finance Holdings Series LP pursuant to the Shareholders Agreement and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, directors may be removed with or without cause.

Section 3.5 Place of Meeting. The Board of Directors may hold any of its meetings at the principal office of the Corporation or such other place or places in the United States as the Board of Directors (or the Chairman of the Board of Directors) may from time to time designate. Directors may participate in any regular meeting or special meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.6 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.7 Special Meetings. Subject to the notice requirements in Section 3.8, special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.8 Notice of Meetings. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile or electronic transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If orally by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 7.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.7 of these Bylaws.

Section 3.9 Quorum and Voting. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the Whole Board constitute a quorum; provided, however, that (i) the presence of a majority of the total number of directors then in office, including at least a majority of the directors nominated by the Investor Group and at least a majority of the directors nominated by Santander Holdings USA, Inc., shall constitute a quorum for purposes of voting on a matter in the event that approval is required as a Board Reserved Matter (as defined in the Shareholders Agreement) and (ii) the presence of a majority of the total number of directors then in office, including at least a majority of the directors nominated by Santander Holdings USA, Inc., shall constitute a quorum for purposes of voting on a matter in the event that approval is required as a SHUSA Reserved Matter (as defined in the Shareholders Agreement). A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice. Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors (a) unless the act of a greater number is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, in each case as the same may be amended and supplemented, and (b) subject to any approvals required by the Shareholders Agreement.

Section 3.10 Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, in each case, subject to any approvals required by the Shareholders Agreement, and may, by resolution similarly adopted, designate one or more other committees. Each such other committee shall consist of two (2) or more directors of the Corporation; provided, however, that each committee shall consist of at least a number of directors nominated by Santander Holdings

USA, Inc., the Investor Group or Sponsor Auto Finance Holdings Series LP, as the case may be, as required pursuant to Section 4.1(f) of the Shareholders Agreement. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided, however, that such replacement member of the Board of Directors shall be a director nominated by Santander Holdings USA, Inc., the Investor Group or Sponsor Auto Finance Holdings Series LP, as the case may be, to the extent required pursuant to Section 4.1(f) of the Shareholders Agreement. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.8 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee, subject to applicable law and to Section 4.1(f) of the Shareholders Agreement. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 3.11 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

DUTIES OF THE OFFICERS

Section 4.1 General. The officers of the Corporation shall include a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including, without limitation, a Chief Financial Officer, a Chief Operating Officer or a Chief Credit Officer)

as the Board of Directors from time to time may deem proper. The Board of Directors, in its discretion, may also instruct the Chief Executive Officer to appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other offices. Any number of offices may be held by the same person (except the offices of President and Secretary), unless otherwise prohibited by law or by the Amended and Restated Certificate of Incorporation. Vice-Presidents may be given distinctive designations such as Executive Vice-President or Senior Vice President. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation. The Chief Executive Officer shall be elected by the Board of Directors. The Chief Executive Officer will appoint all other officers and executives of the Corporation with the advice of the Board of Directors, other than the Chief Financial Officer, Chief Operating Officer and Chief Credit Officer, each of whom will be appointed by the Board of Directors with the advice of the Chief Executive Officer. The Corporation shall establish its own human resources, information technology, risk and other key operational policies under the direction of the Board of Directors.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors and shall hold office until such officer’s successor shall have been duly elected and qualified or until such officer’s death, resignation or removal.

Section 4.3 Removal. Subject to any approvals required by the Shareholders Agreement, any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board. Any officer or agent appointed by the Chief Executive Officer may be removed by him with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.4 Vacancies. Subject to any approvals required by the Shareholders Agreement, a newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

Section 4.5 Securities Owned by the Corporation. Powers of attorney, proxies, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, any Vice-President, the Secretary, or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable, subject to any necessary approvals including Section 4.7 of the Shareholders Agreement, to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

Section 4.6 The Chief Executive Officer. The Chief Executive Officer shall have, subject to the Board of Directors and Sections 4.8 and 4.10 herein, general and active management of the business of the Corporation consistent with the annual budget of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such duties as are conferred upon the Chief Executive Officer by these Bylaws or as may from time to time be assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the Chief Executive Officer in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof is expressly delegated by these Bylaws solely to some other officer(s) or agent(s) of the Corporation or is required by law or otherwise to be signed or executed by some other officer or agent. The Chief Executive Officer may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the DGCL or the Board of Directors.

Section 4.7 The Chief Financial Officer. The Chief Financial Officer shall have such duties as are customarily associated with such office.

Section 4.8 Joint Management Responsibilities of the Chief Executive Officer and the Chief Financial Officer. Except as reserved to the Board of Directors or the stockholders and subject to the Board of Directors’ oversight and management responsibilities under applicable law, the Chief Executive Officer and the Chief Financial Officer will be jointly responsible for: (i) the strategic financial policies of the Corporation, including with respect to dividends, the annual budget, the incurrence of indebtedness, treasury management, the making of investments and accounting matters, (ii) the preparation of the Corporation’s financial statements and other reports to the Board of Directors which are of an economic or financial nature, (iii) the management and supervision of the Corporation’s financial, accounting and tax operations and (iv) the establishment of internal controls over financial reporting. In the case of clause (i), if the Chief Executive Officer does not have the necessary authority to take actions with respect to the strategic financial policies of the Corporation, the Chief Executive Officer and Chief Financial Officer will be jointly responsible for making proposals and recommendations to the Board of Directors with respect to such policies.

Section 4.9 The Chief Operating Officer. The Chief Operating Officer shall have such duties as are customarily associated with such office.

Section 4.10 Joint Management Responsibilities of the Chief Executive Officer and the Chief Operating Officer. Except as reserved to the Board of Directors or the stockholders and subject to the Board of Directors’ oversight and management responsibilities under applicable law, the Chief Executive Officer and the Chief Operating Officer will be jointly responsible for the operating policies of the Corporation, including with respect to marketing, human resources and the purchase and sale of assets. If the Chief Executive Officer does not have the necessary authority to take actions with respect to the operating policies of the Corporation, the Chief Executive Officer and the Chief Operating Officer will be jointly responsible for making proposals and recommendations to the Board of Directors with respect to such policies.

Section 4.11 The Chief Credit Officer. The Chief Credit Officer shall have such duties as are customarily associated with such office including responsibility for providing support, direction, credit information, and loan policies and procedures to ensure the overall quality of the Corporation’s lending portfolio and accountability for the Corporation’s adherence to banking policies and procedures.

Section 4.12 The President. The President, if any, shall perform such other duties as are conferred upon the President by these Bylaws or as may from time to time be assigned to the president by the Chief Executive Officer or the Board of Directors. The President may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the President in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. In the absence or disability of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and the Board of Directors.

Section 4.13 Vice-Presidents. The Vice-Presidents, if any, shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the President, if any.

Section 4.14 The Secretary. The Secretary shall attend all meetings of the Board of Directors and stockholders and shall record and keep the minutes of all such meetings. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minutes of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the seal of the Corporation, if any, and shall have authority to affix the same to any instrument requiring it and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by the Board of Directors.

Section 4.15 The Treasurer. The Treasurer, if any, shall be the custodian of all funds and securities of the Corporation. Whenever so directed by the Board of Directors, the Treasurer shall render a statement of the cash and other accounts of the Corporation, and the Treasurer shall cause to be entered regularly in the books and records of the Corporation, and to be kept for such purpose, full and accurate accounts of the Corporation’s receipts and disbursements. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to the Treasurer by the Board of Directors.

Section 4.16 Assistant Secretaries. Assistant Secretaries, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, if any, any Vice-President, if any, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.17 Assistant Treasurers. Assistant Treasurers, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, if any, any Vice-President, if any, or the Treasurer, if any, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 4.18 Contracts. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice-President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice-President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

ARTICLE V

SHARES AND THEIR TRANSFER

Section 5.1 Certificates for Shares. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 5.2 Lost, Destroyed or Stolen Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.

Section 5.3 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.4 Transfers of Shares. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

GENERAL

Section 6.1 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Amended and Restated Certificate of Incorporation.

Section 6.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designate.

Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

Section 6.4 Seal. The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

Section 6.5 Application of These Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Delaware, or of any governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.

Section 6.6 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 6.7 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.8 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 6.9 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VII

AMENDMENTS

Section 7.1 Amendments. These Bylaws may be altered, amended, or repealed, in whole or in part, and new bylaws may be adopted, by the Board of Directors or by the stockholders; provided, however, that notwithstanding the foregoing, prior to the occurrence of an Investor Group Termination (as defined in the Shareholders Agreement), the affirmative vote of (a) a majority of the Voting Stock held by Santander Holdings USA, Inc. and (b) a majority of the Voting Stock held by the Investor Group, shall be required to (and the Board of Directors may not) alter, amend, repeal or adopt any provision inconsistent with Sections 2.4, 2.5, 2.8, 2.10, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and this Section 7.1 of these Bylaws.